EXHIBIT 16.1

                            JANET LOSS, C.P.A., P.C.
                           Certified Public Accountant
                      1780 South Bellaire Drive, Suite 500
                             Denver, Colorado 80222

                                                               December 28, 2003


U.S. Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

         On December 28, 2003, the undersigned firm received a draft copy of a Current Report on Form 8-K (the "Form 8-K") to be filed by Promos, Inc. (the "Company") (SEC File No. 0-27943) reporting a change in the Company's certifying public accountant under Item 4 of such form.

         We have no disagreements with the statements made by the Company in the Form 8-K.

                                                Very truly yours,

                                                /s/ Janet Loss, C.P.A., P.C.

                                                JANET LOSS, C.P.A., P.C.